                                                                    EXHIBIT 10.6

                               DATED 6 APRIL 2005
               ---------------------------------------------------

                         BIOMED RESEARCH CONSULTING LTD

                            LEE PLACE HOUSE LEE PLACE
                         PULBOROUGH WEST SUSSEX RH20 1DF
                                 UNITED KINGDOM

                                      AND

                        OXFORD THERAPEUTIC CONSULTING LTD

                     MAGDALEN CENTRE THE OXFORD SCIENCE PARK
                         OXFORD OX4 4GA UNITED KINGDOM

               ---------------------------------------------------
                              CONSULTANCY AGREEMENT
               ---------------------------------------------------

THIS AGREEMENT is made the 6th day of April 2005

BETWEEN:

(a) BioMed Research Consulting Ltd, Lee Place House, Lee Place, Pulborough, West Sussex RH20 1DF ("the Consultant")

(b) Oxford Therapeutics Consulting Ltd, Magdalen, The Oxford Science Park, Oxford OX4 4GA ("the Company")

NOW IT IS HEREBY AGREED as follows:

1.       DEFINITIONS

         In this Agreement (unless it is expressly otherwise provided or the context otherwise requires):

1.1.     the following words and expressions shall have the following meanings:

1.1.1 "Consultant" shall mean Dr E Christine Siepl on behalf of BioMed Research Consulting Ltd retained by the Company to perform the Services.

1.1.2    "Business" means any business of the Company

1.1.3    "Confidential Information" includes without limitation:

                  any and all information concerning the business plans, finances, intellectual property, customers, suppliers, associates, consultants or employees of the Company; and

                  any information which is of a confidential nature or is given or received or discovered in circumstances in which the Consultant knows or should reasonably have concluded that the information will be regarded by the Company as confidential.

1.1.4 "Expenses" means the out-of-pocket expenses approved by the Company and reasonably incurred by the Consultant wholly and exclusively in connection with the Services.

1.1.5 "Fee" means the sum of (pound) 640.- plus VAT per 8 hour day or such other rate as the Company and the Consultant shall agree in writing from time to time.

1.1.6 "Intellectual property" means all forms of intellectual property including, without limitation, patents, know-how, copyrights, designs, trade marks.

1.1.7    "Parties" means the parties to this Agreement.

1.1.9 "Services" means the services reasonably required of the Consultant from time to time by the Company.

1.2      References to Clauses are to those of this Agreement.

1.3 Reference to the singular number shall include the plural number and vice versa and those denoting one gender only shall include the other.

1.4 Headings are inserted for convenience only and shall not affect the construction or interpretation of this Agreement.

2.       APPOINTMENT AND TERM

2.1 The Company engages the Consultant to provide consultancy services to the Company and the Consultant agrees to provide the Services to the Company upon the terms and conditions of this Agreement.

2.2 This Agreement shall commence on 6th April 2005 and expire on 5th April 2007 unless renewed by agreement between the Company and the Consultant. It may be terminated earlier by either party giving to the other not less than one calendar month's written notice of intention to determine the Agreement such notice to expire at any time.

3.       OBLIGATIONS OF THE CONSULTANT

3.1 The Consultant is retained on a "when needed" basis to provide the Services and shall perform the Services at such times and such locations as the Company and the Consultant shall agree from time to time.

3.2 The Consultant shall at all times during the period of this Agreement faithfully and diligently perform those duties and exercise such powers consistent with them which are from time to time necessary in connection with the provision of the Services;

3.3 The Consultant shall not be subject to control by the Company in the performance of the Services.

3.4 Any work that the Consultant produces shall be to pre-agreed standards. In the event that these standards are not met and the work requires correction the Consultant will carry this out in her own time and at her own expense.

3.5 Provided prior written agreement by the Company in each case, the Consultant may at her own cost engage subcontractors, employees or agents of her own to assist in providing the Services. The Company may require that such subcontractors, employees or agents first enter into covenants direct with the Company in terms similar to the relevant terms of this Agreement.

3.6 The consultant shall be responsible for her own costs of office facilities, computer equipment and software, technical literature, motorcar maintenance and so on.

3.7 The Consultant shall keep detailed timesheets and records of all things done in relation to the provision of the Services and at the Company's request shall make them available for inspection and provide copies to the Company.

3.8 If the Consultant shall be prevented by illness or injury from performing the Services she shall report that fact forthwith to the Company.

4.       EXPENSES

4.1 The Consultant shall be reimbursed for all reasonable expenses properly incurred by her wholly and exclusively in the provision of the Consultancy Services. The Consultant shall provide the Company with such receipts or other evidence of actual payment of the said expenses as shall be requested by the Company.

5.       PAYMENT OF CONSULTANCY FEE AND EXPENSES

5.1 The Consultant shall be paid by the Company monthly in arrears the Fee and Expenses for the Services hereunder (inclusive of any value added tax payable thereon) such sums to be paid by the Company within 30 days of receipt of the Consultant's invoice.

5.2 Any delay in the payment of undisputed Consultant's invoices by the Company will incur an interest charge of 2% (two per cent) per month above the National Westminster Bank base rate prevailing on the date of this Agreement on any amounts overdue.

5.3 The Consultant shall be responsible for making appropriate income tax and national insurance contributions. In consideration of the Company agreeing to engage the Consultant, the Consultant hereby indemnifies the Company in respect of any claims that may be made by the relevant authorities against the Company in respect of tax demands or national insurance or similar contributions relating to the provision of the Services hereunder.

6.       NATURE OF THE AGREEMENT

6.1 Nothing in this Agreement is intended by the Parties to create any contract of employment and it is hereby agreed that the Consultant is an independent contractor.

6.2 The Consultant shall not be entitled to any pension, bonus or other benefits from the Company.

7.       CONFIDENTIALITY

7.1      The Consultant shall:

         7.1.1 use the Confidential Information disclosed to her exclusively to provide the Services.

         7.1.2 keep all Confidential Information that she may acquire in any manner confidential and not disclose it to any person.

         7.1.3 keep confidential all reports written on behalf of the Company unless the Company has given written permission to disclose all or part of a report.

7.2 The foregoing restrictions on the Consultant shall not apply to any Confidential Information that the Consultant can establish by reasonable proof:

         7.2.1 was already in her possession and at her disposal before its disclosure to the Consultant by the Company.

         7.2.2 was hereafter disclosed to her without any obligations of confidence by a third party who insofar as is known by the Consultant after due enquiry has not derived it directly or indirectly from the Company.

         7.2.3 is or becomes generally available to the public through no act or default on the part of the Consultant or its agents.

         7.2.4 was disclosed by the Consultant in accordance with the requirements of the laws of any jurisdiction provided that such disclosure was limited to the extent of that requirement and was limited as far as possible to that jurisdiction.

         7.2.5    was disclosed with the knowledge and consent of the Company.

7.3 The confidentiality and non-use obligations under this Agreement shall expire on the tenth anniversary of the date first written above.

7.4 Upon the termination of this Agreement (for whatever reason) the Consultant shall upon request deliver to the Company any property of the Company which may be in its possession or under its control including all documents and any copies thereof except that the Consultant shall be permitted to retain in its legal files one copy of any documents relating to continuing obligations on or rights of the Consultant

8.       INTELLECTUAL PROPERTY RIGHTS

8.1 The Consultant undertakes that all copyright, design right, rights to apply for patents, patents and other intellectual property in the results shall belong to the Company. In consideration of the fees payable under this Agreement, the Consultant agrees on demand to assign forthwith to the Company all intellectual property in the results at any time after their coming into existence. At the Company's request and expense the Consultant will use all reasonable endeavours to enable the Company at its discretion to make formal application anywhere in the world to obtain and maintain intellectual property in the results.

9.       TERMINATION FOR CAUSE

9.1 This Agreement may be terminated forthwith by the Consultant by notice in writing to the Company without notice and without compensation if the Company shall at any time have:

         9.1.1 failed to make the payments properly due to the Consultant under this Agreement; or

         9.1.2 become insolvent or made any arrangements or composition with its creditors.

9.2 This Agreement may be terminated forthwith by the Company by notice in writing to the Consultant without notice and without compensation if the Consultant shall at any time have:

         9.2.1 committed any serious or (after warning) any persistent or continuing breach of this Agreement; or

         9.2.2 been guilty of any serious misconduct or gross neglect in the performance of her duties hereunder; or

         9.2.3 become insolvent or made any arrangement or composition with her creditors; or

         9.2.4 been convicted of any criminal offence other than an offence which in the reasonable opinion of the Company does not affect her position and standing in relation to the Business; or

         9.2.5 been guilty of any act or conduct that causes or is likely to cause serious damage or discredit to the Company or its customers.

9.3 Termination of this Agreement shall not affect the provisions of Clause 7 and 8, which shall remain in full force and effect notwithstanding termination howsoever termination shall have occurred.

10.      LIABILITY OF THE CONSULTANT

10.1 Subject to Clause 2, in the event that the Consultant shall substantially fail to perform the Services agreed between the Company and the Consultant, the Consultant's liability shall be limited to the amount of the Fees already paid to the Consultant by the Company in respect of any uncompleted stages of the provision of the Services but excluding any Expenses paid by the Company.

10.2 While the Consultant will make all reasonable efforts to comply with any time schedule requested by the Company for the provision of the Services, the Consultant cannot guarantee compliance with such time schedule and shall have no liability for any failure to comply with such time schedule.

10.3 The Consultant shall have no liability to the Company if they are unable to provide the Services agreed between the Company and the Consultant as a result of war, strike, lockout, industrial disputes, riot, civil commotion, acts of Government, fire, blockade, accident, natural catastrophe, disaster, default of suppliers or other circumstances beyond the Consultant's control.

11.      ENTIRE AGREEMENT AND SEPARABILITY

11.1 This Agreement represents the entire agreement and understanding between the Parties relating to the provision of the services and the terms of this Agreement may only be varied by a document in writing signed by the Consultant and the Company.

11.2 The various provisions of this Agreement are separable and if any provision is held to be invalid or unenforceable by any court of competent jurisdiction then such invalidity or unenforceability shall not affect the remaining provisions of this Agreement.

12.      NOTICES

12.1 Any notice or other document to be given under this Agreement shall be in writing and shall be deemed to have been duly given sent by:

         12.1.1 first class post or express or air mail or other fast postal service; or

         12.1.2   registered or special delivery post; or

         12.1.3 facsimile or other electronic media to a Party at the address or relevant telecommunications number for such Party or such other address as the Party may from time to time designate by written notice to the other.

12.2     Notices to the Consultant shall be addressed to:

         Dr E Christine Siepl
         BioMed Research Consulting Ltd,

         Lee Place House, Lee Place
         Pulborough, West Sussex RH20 1DF
         United Kingdom.
         Fax +44 (0)1403 701 832
         siepl@bmrconsulting.com

     and notices to the Company shall be addressed to:

         Dr Jan Steiner
         Oxford Therapeutics Consulting Ltd
         Magdalen Centre
         The Oxford Science Park
         Oxford OX4 4GA
         Fax +00 (0)1865 784 875
         jansteiner@oxrx.com

12.3 All such notices shall be in the English language. Any notice or other document shall be deemed to have been received by the addressee two working days following the date of dispatch of the notice or other document by post or, where the notice or other document is sent by hand or is given by facsimile or other electronic media, simultaneously with the delivery or transmission. To prove the giving of a notice or other document it shall be sufficient to show that it was dispatched or validly transmitted.

13.      GENERAL

13.1 This Agreement shall be construed in accordance with and shall be subject to English Law and the Parties hereby submit to the non-exclusive jurisdiction of the English Courts.

13.2 This Agreement is personal to the Consultant and may not be assigned by the Consultant. This Agreement does not give the Consultant any authority to act as agent of the Company.

13.3 For the purpose of ensuring compliance with the Consultant's obligations under this Agreement the Company shall have access to and the right to inspect any work being carried out by the Consultant under this Agreement.

SIGNED BY  /s/ Dr E. Christine Siepl            DATE: 7 APRIL 2005
           ------------------------------
           DR E CHRISTINE SIEPL

FOR AND ON BEHALF OF BIOMED RESEARCH CONSULTING LTD

SIGNED BY  /s/ Dr Jan Steiner                  DATE: 6/4/2005
           ------------------------------
           DR JAN STEINER

FOR AND ON BEHALF OF OXFORD THERAPEUTIC CONSULTING LTD